Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES
2014 THIRD QUARTER FINANCIAL RESULTS

Company to Hold Conference Call tomorrow, November 14, 2014, at 10 a.m. ET

Virginia Beach, VA – November 13, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its third quarter and nine month period ended September 30, 2014.

2014 Third Quarter Highlights (all comparisons to the same prior year period)

•	Total revenue increased 110.9% to $4.2 million for the three months ended September 30, 2014.

•	Property Net Operating Income (“NOI) increased by approximately $1.4 million, for the three month period ended September 30, 2014.

•	Occupancy rate of 95.2% for the 29 leasable properties owned at September 30, 2014.

•	Completed follow-on offering and sale of Series B convertible preferred stock for total net proceeds of $18.6 million.

•	Completed the acquisition of nine properties during the quarter, which included the acquisition of three development properties.

•	Opened regional office in Charleston, South Carolina

•	Subsequent to the end of the quarter, acquired an additional two properties (highlighted below).

•
Also subsequent to the period ended September 30, 2014, the Company acquired the external operating companies, resulting in the internalization of the property management, leasing and acquisition functions.

•
As of September 30, 2014, the Company owns 29 properties and three development properties in 10 states with a gross leasable area of 1,755,845 square feet, compared to fifteen properties in six states with a gross leasable area of 982,429 square feet as of September 30, 2013.

2014 Year-to-Date Highlights (all comparisons to the same prior year period)

•	Total revenue increased 119.5% to $11.5 million for the nine month period ended September 30, 2014.

•	NOI increased by 99.3% to approximately $8.5 million for the nine month period ended September 30, 2014.

•
For the nine month period, the Company declared monthly cash dividends of approximately $0.035 per share. On an annualized basis, this amounted to a dividend of $0.42 per common share and common unit (“Operating Partnership Unit” or “OP Unit”), or a 9.2% dividend yield based on the September 30, 2014 closing price of $4.56 per share.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “We are very pleased with what we have been able to accomplish this quarter and saw substantial increases in revenue and property NOI for the three and nine month periods. During the quarter, we acquired an additional nine properties increasing the Company’s total GLA by 761,273 square feet. We also launched our first regional office in Charleston, South Carolina This office allows us to streamline the leasing and management of our properties that are located in the Southeast. We have been pleased with the success of the new office thus far and expect that this location will improve upon and maximize the efficiency of our leasing and management efforts. In September, the Company returned to the capital markets and successfully completed its follow-on offering which resulted in net proceeds of $18.6 million. We immediately began to deploy capital, using a portion of these proceeds to acquire three shopping centers.

Mr. Wheeler concluded, “We look forward to continued growth for the remainder of 2014 and beyond. Subsequent to the end of the third quarter, the Company completed its transition to a fully-internalized, self-managed REIT structure. Personally, I am very proud of this accomplishment. Since day one, we have stated our intentions to transition into a self-managed REIT and we believe that by completing this process it demonstrates to the investment community the integrity of our team and management’s commitment to the growth of the Company. In the months ahead, we will continue to seek acquisitions from the steady pipeline of properties and development projects that are available in the secondary and tertiary markets. We will also continue to leverage existing and develop new relationships that will provide additional opportunities for growth. We remain committed to increasing shareholder value and appreciate everyone’s ongoing support.”

2014 Third Quarter Financial and Operational Review

•	Total revenue for the third quarter of 2014 was approximately $4.2 million, representing a 110.9% increase over total revenue of approximately $2.0 million for the prior year period.

•
Wheeler reported FFO available to common shareholders and common unitholders for the three months ended September 30, 2014 of approximately ($1.8 million), or ($0.19) per common share and common unit, compared to approximately ($1.6 million), or ($0.25) per common share and common unit in the prior year comparable period.

•
Total Core FFO for the three months ended September 30, 2014 was approximately ($1.15 million), or ($0.12) per common share and common unit, compared to approximately $115,711, or $0.02 per common share and common unit for the same period of the prior year.

•	NOI was approximately $3.0 million for the three months ended September 30, 2014, which represents an increase 89% over NOI of approximately $1.6 million for the prior year period.

•
Net loss attributable to Wheeler REIT for common shareholders for the three months ended September 30, 2014 was approximately $4.6 million, or a loss of $0.62 per basic and diluted share, compared to a net loss of approximately $1.8 million or a loss of $0.38 per basic and diluted share, during the same 2013 period.

•
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was approximately ($75,674) during the three months ended September 30, 2014, representing an increase of approximately $972,900 over the ($1.0 million) of EBITDA generated in the three months ended September 30, 2013.

•
On September 2, 2014, the Company opened a regional office in Charleston, South Carolina to provide leasing and property management services to the Company’s properties, as well as future acquisitions, located in the Southeast region of the United States. Five staff members from Wheeler’s Virginia Beach headquarters relocated to help launch the new office.

2014 Year-to-Date Financial and Operational Review

•	Total revenue for the first nine months of 2014 increased 119.5% to approximately $11.5 million, as compared to total revenue of approximately $5.2 million for the prior year period.

•
Wheeler reported FFO available to common shareholders and common unitholders for the nine months ended September 30, 2014 of approximately ($3.0 million), or ($0.15) per common share and common unit, compared to approximately ($2.3 million), or ($0.38) per common share and common unit in the prior year comparable period.

•
Total Core FFO available to common shareholders and common unitholders for the nine months ended September 30, 2014 was approximately ($470,412), or ($0.05) per common share and common unit, as compared to approximately $572,254 or $0.10 per common share and common unit, for the same period of the prior year.

•
Property NOI was approximately $8.5 million for the nine month period ended September 30, 2014, representing an increase of 99.3% over NOI of approximately $4.3 million for the prior year comparable period.

•
Net loss attributable to Wheeler REIT for common shareholders for the nine months ended September 30, 2014 was approximately $8.0 million, or a loss of $1.10 per basic and diluted share, compared to a net loss of approximately $3.5 million or $0.93 per basic and diluted share, during the comparable 2013 period.

•
EBITDA was approximately $3.2 million during the nine months ended September 30, 2014, representing an improvement of approximately $3.8 million over the ($581,700) of EBITDA generated in the nine months ended September 30, 2013.

Acquisition Activity
During the third quarter, Wheeler acquired six shopping centers and three development properties in South Carolina, Kentucky, Virginia, Georgia, and North Carolina. The combined acquisition value of these properties is approximately $46.4 million, which was paid for using a combination of cash, debt and, in the case of Port Crossing and LaGrange, the issuance of OP Units. Included below are the details pertaining to these acquisitions.

Name / Description	Location	Square Footage/ Acreage	Major Tenants	Occupancy Level
Cypress Shopping Center	Boiling Springs, South Carolina	80,435 square feet	Bi-Lo and Dollar General	94%
Harrodsburg Marketplace/ Shopping Center	Harrodsburg, Kentucky	60,048 square feet	Kroger and Arby's	97%
Port Crossing Shopping Center	Harrisonburg, Virginia	65,365 square feet	Food Lion grocery store	92%
LaGrange Marketplace / Shopping Center	LaGrange, Georgia	76,594 square feet	Food Depot grocery store	93%
Courtland/ Development Property	Courtland, Virginia	1.03 acre	-	-
Moyock / Development Property	Moyock, North Carolina	1.28 acre	-	-
Edenton Commons / Development Property	Edenton, North Carolina	53.82 acre	-	-
Freeway Junction / Shopping Center	Stockbridge, Georgia	156,834 square feet	Goodwill and Farmer's Furniture.	98%
Graystone Crossing / Shopping Center	Tega Cay, South Carolina	21,997 square feet	T-Mobile, Tropical Smoothie Café and Edible Arrangements	100%

Leasing Review

•
The Company signed seven lease renewals totaling 30,339 square feet at an average weighted increase of $1.36 per square foot for the three months ended September 30, 2014. There were two renewals totaling 3,300 square feet at an average weighted decrease of $8.45 per square foot for the same period of the prior year.

•
Renewals for the first nine months of 2014 were comprised of twenty-three deals totaling 106,470 square feet with an average weighted increase of $0.15 per square foot. This compares to eleven renewal leases totaling approximately 49,468 square feet with a weighted average increase of $0.03 for the nine month period ended September 30, 2013.

•	For the three months ended September 30, 2014, Wheeler signed four new leases totaling approximately 16,925 square feet at an average weighted rate of $12.21 per square foot.

•	During the first nine months of 2014, new leases comprised of fourteen deals totaling 33,996 square feet with an average weighted rate of $12.60 per square foot.

•
Approximately 5.56% of Wheeler’s gross leasable area is subject to leases that expire during the twelve months ending September 30, 2015. Based on recent market trends, the Company believes that these leases will be renewed at amounts and terms comparable to existing lease agreements.

Financing Activity

•
In September 2014, the Company completed a follow-on offering of Series B Preferred Stock (Preferred Stock) and warrants to purchase the Company’s common stock. The Preferred Stock and warrants were sold in 144,000 units with each unit consisting of five shares of Preferred Stock and six warrants. The Company’s underwriters exercised the over-allotment option which resulted in the issuance of an additional 20,200 units. Net proceeds from the financing totaled approximately $18.6 million after the deduction of underwriting, legal, accounting and other professional fees. The Company intends to use the proceeds towards future acquisitions and for general working capital.

Balance Sheet Summary

•	Wheeler’s net investment properties as of September 30, 2014 were $137.5 million, as compared to $101.8 million in net investment properties as of December 31, 2013.

•
The Company’s total fixed-rate debt was $129.8 million at September 30, 2014, compared to $94.6 million at December 31, 2013. Wheeler’s weighted average interest rate and term of the Company’s fixed-rate debt was 5.18% and 5.91 years, respectively, at September 30, 2014, compared to 5.31% and 5.61 years, respectively, at December 31, 2013.

2014 Third Quarter and Year-to-Date Dividend Distribution

•
For the three months ended September 30, 2014, the Company distributed approximately $996,657 to holders of common shares and common units, as compared to $809,120 for the same period of the prior year.

•
For the nine months ended September 30, 2014, the Company distributed approximately $2.9 million to holders of common shares and common units, as compared to $1.9 million distributed for the same period of the prior year.

•
The Company has distributed $1.1 million in quarterly dividends to holders of preferred shares for the three months ended September 30, 2014, as compared to $79,049 distributed for the same period of the prior year. The increase in quarterly dividend payments was due to the Series B preferred shares issued in the offerings completed in April and September of 2014.

•
For the nine months ended September 30, 2014, the Company distributed approximately $1.6 million in quarterly dividends to holders of preferred shares, as compared to $101,549 distributed for the nine month period of the prior year. The rise in preferred stock dividend was due to an increase in the number of Series B preferred shares, as mentioned above.

Subsequent Events
Wheeler completed the acquisition of two grocery-anchored shopping centers in Kentucky and Tennessee for a combined acquisition value of $15.9 million. These properties include:

•
Bryan Station, a 54,397 square foot shopping center located in Lexington, Kentucky purchased for approximately $6.1 million and paid for using a combination of cash and debt. The property is 100% leased with major tenants Planet Fitness and Shoe Carnival.

•
Crockett Square, a 101,722 square foot shopping center located in Morristown, Tennessee with a purchase price of approximately $9.8 million and also paid for with a combination of cash and debt. The property is 100% leased, with major tenants including Hobby Lobby, Dollar Tree and Pier 1 Imports.

On October 24, 2014, the Company completed its transition to an internally-managed REIT through the acquisition of operating companies, Wheeler Interests, LLC, which wholly owns Wheeler Real Estate, LLC, and WHLR Management, LLC. These entities were wholly owned and acquired from the Company’s Chief Executive Office, Jon Wheeler, and paid for through the issuance of $6.75 million in OP Units. With the close of this transaction, the Company’s assets and properties are internally managed under the REIT.

Conference Call Details
Date/Time: Friday, November 14, 2014, at 10 a.m. ET

Live Participant Dial In (Toll Free):     877-407-3101
Live Participant Dial In (International): 201-689-8428

Webcast
The call will also be simultaneously webcast over the Internet via the “Investor Relations” section of Wheeler’s website at www.whlr.us or by clicking on the conference call link: http://whlr.equisolvewebcast.com/q3-2014

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended September 30, 2014 are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, the Company specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Quarterly Report on Form 10-Q which includes the Company’s consolidated financial statements and Management’s Discussion & Analysis, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses Core FFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. A reconciliation of non-GAAP financial measures is included in the accompanying financial tables.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, including (i) discussion and analysis of the Company’s financial condition; (ii) the Company’s ability to complete future acquisitions; (iii) the Company’s ability to obtain sufficient and economical financing to complete potential acquisitions; (iv) the amount of the Company’s anticipated cash distributions to the Company’s shareholders in the future; (v) the anticipated streamlining of the management and leasing of our properties located in the Southeast due to the opening of the Charleston, South Carolina office; and (vi) the anticipated renewals of the Company’s existing leases. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this press release include:

•	the imposition of federal taxes if the Company fails to qualify as a REIT in any taxable year or opts to forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	adverse economic or real estate developments in Virginia, Florida, Alabama, Georgia, South Carolina, North Carolina, New Jersey, Tennessee, Kentucky or Oklahoma;

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	lease-up risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

CONTACT:                      -OR-        INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212) 836-9615

robin@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com

Wheeler Real Estate Investment Trust, Inc. Consolidated Statement of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2013	2014	2013

REVENUE:
Rental revenues	$3,448,406	$1,806,118	$9,396,506	$4,624,612
Other revenues	719,424	170,334	2,069,170	598,736

Total Revenue	4,167,830	1,976,452	11,465,676	5,223,348

OPERATING EXPENSES:
Property operations	1,155,666	383,276	2,987,885	968,846
Depreciation and amortization	2,205,244	872,213	5,726,790	2,204,899
Provision for credit losses	46,774	32,017	18,742	69,920
Corporate general & administrative	3,041,064	2,609,726	5,258,931	4,766,293

Total Operating Expenses	6,448,748	3,897,232	13,992,348	8,009,958

Operating Loss	(2,280,918)	(1,920,780)	(2,526,672)	(2,786,610)

Interest expense	(1,720,835)	(592,231)	(4,626,410)	(1,587,946)

Net Loss	(4,001,753)	(2,513,011)	(7,153,082)	(4,374,556)

Less: Net loss attributable to noncontrolling interests	(487,284)	(793,360)	(655,987)	(950,264)

Net Loss Attributable to Wheeler REIT	(3,514,469)	(1,719,651)	(6,497,095)	(3,424,292)

Preferred stock dividends	(1,088,062)	(79,049)	(1,552,320)	(101,549)

Net Loss Attributable to Wheeler REIT
Common Shareholders	$(4,602,531)	$(1,798,700)	$(8,049,415)	$(3,525,841)

Loss per share:
Basic and Diluted	$(0.62)	$(0.38)	$(1.1)	$(0.93)

Weighted-average number of shares:
Basic and Diluted	7,430,413	4,715,382	7,316,147	3,777,974

Wheeler Real Estate Investment Trust Balance Sheet
	September 30, 2014	December 31, 2013
ASSETS:
Investment properties, net	$137,541,065	$101,772,335
Cash and cash equivalents	19,863,214	1,155,083
Rents and other tenant receivables, net	1,801,542	1,594,864
Deferred costs and other assets, net	29,057,575	20,847,984
Total Assets	$188,263,396	$125,370,266

LIABILITIES:
Loans payable	$129,792,557	$94,562,503
Below market lease intangible, net	323,538	2,674,566
Accounts payable, accrued expenses and other liabilities	5,316,268	2,526,388

Total Liabilities	135,432,363	99,763,457

Commitments and contingencies	—	—

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized, 1,809 and no shares issued and outstanding, respectively)	1,458,050	1,458,050
Series B preferred stock (no par value,1,000,000 shares authorized, 1,649,800 and no shares issued and outstanding, respectively)	37,427,213	—
Common stock ($0.01 par value, 75,000,000 shares authorized, 7,439,531 and 7,121,000 shares issued and outstanding, respectively)	74,396	71,210
Additional paid-in capital	28,058,066	28,169,693
Accumulated deficit	(21,657,039)	(11,298,253)

Total Shareholders’ Equity	45,360,686	18,400,700

Noncontrolling interests	7,470,347	7,206,109

Total Equity	52,831,033	25,606,809

Total Liabilities and Equity	$188,263,396	$125,370,266

Wheeler Real Estate Investment Trust
Funds From Operations (FFO)

	Three Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2014	2013	2014	2013	2014	2013	$	%
Net income (loss)	$(1,220,419)	$(1,373,038)	$(2,781,334)	$(1,139,973)	$(4,001,753)	$(2,513,011)	$(1,488,742)	(59.2)%
Depreciation of real estate assets	517,064	647,161	1,688,180	225,052	2,205,244	872,213	1,333,031	152.8%

Total FFO	$(703,355)	$(725,877)	$(1,093,154)	$(914,921)	$(1,796,509)	$(1,640,798)	$(155,711)	(9.5)%

	Nine Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2014	2013	2014	2013	2014	2013	$	%
Net income (loss)	$(3,261,125)	$(2,931,136)	$(3,891,957)	$(1,443,420)	$(7,153,082)	$(4,374,556)	$(2,778,526)	(63.50)%
Depreciation of real estate assets	1,536,453	1,954,097	4,190,337	250,802	5,726,790	2,204,899	3,521,891	159.7%

Total FFO	$(1,724,672)	$(977,039)	$298,380	$(1,192,618)	$(1,426,292)	$(2,169,657)	$743,365	34.3%

Wheeler Real Estate Investment Trust
Core Funds From Operations (Core FFO)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total FFO	$(1,796,509)	$(1,640,798)	$(1,426,292)	$(2,169,657)
Preferred stock dividends	(1,088,062)	(79,049)	(1,552,320)	(101,549)
Total FFO available to common shareholders and common unitholders	(2,884,571)	(1,719,847)	(2,978,612)	(2,271,206)
Acquisition fees and related legal and accounting costs	1,505,000	1,328,000	1,905,000	2,041,000
Share-based compensation	45,000	-	190,000	-
Harp's and Perimeter accruals	-	856,000	-	1,123,000
Other noncash adjustments	184,356	(348,442)	413,200	(320,540)

Total Core FFO	$(1,150,215)	$115,711	$(470,412)	$572,254

Weighted Average Common Shares	7,430,413	4,715,382	7,316,147	3,777,974
Weighted Average Common Units	2,029,768	1,858,068	1,967,428	1,858,068
Total Common Shares and Units	9,460,181	6,573,450	9,283,575	5,636,042

FFO per Common Share and Common Unit	$(0.19)	$(0.25)	$(0.15)	$(0.38)
Core FFO per Common Share and Common Unit	$(0.12)	$0.02	$(0.05)	$0.10